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                                EXHIBIT 10(ii)

                     NON-STATUTORY STOCK OPTION AGREEMENT
                           DATED SEPTEMBER 5, 1996
                           BETWEEN THE COMPANY AND
                             HARRY J. HARCZAK JR.

                           CDW COMPUTER CENTERS. INC.
                      NONSTATUTORY STOCK OPTION AGREEMENT

        CDW Computer Centers, Inc. (the "Company") desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's common stock, $.01 par value, to provide the Grantee with an added incentive as an employee of the Company, hereby grants to Grantee, pursuant to the terms hereof, an option to purchase the number of such shares optioned as specified below, during the term ending at 5 o'clock p.m. (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

        1. Indentifying Provisions. As used in this Agreement, the following terms shall have the following respective meanings:

              (a) Grantee:                              Harry J. Harczark, Jr.

              (b) Date of grant:                        September 5, 1996

              (c) Number of shares optioned:            25,000

              (d) Option exercise price per share:      $40.00

              (e) Expiration date:                      September 5, 2016

        2. Timing of Purchases. Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option may be exercised in accordance with the following schedule:

                                           This Option Shall Be Exercisable
                                             With Respect to the Following
              On Or After This Date           Cumulative Number of Shares
              ---------------------           ---------------------------
                 January 1, 2000                        6,250

                 January 1, 2001                        6,250

                 January 1, 2002                        12,500


        3. Exercise: Payment For and Delivery of Stock. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price, plus any withholding for Federal or state income taxes. The Compensation and Stock Option Committee (the "Committee") shall have the sole discretion to determine whether such withholding shall be satisfied by a cash payment from Grantee or by withholding shares having a fair market value equal to the amount of the required withholding. "Fair market value" shall be determined using the closing price of the Company's common stock quoted on the NASDAQ National Market System as reported in the Wall Street Journal or such other reported value of the Common Stock of the Company as shall be specified by the Committee, on the date notice of exercise is tendered to the Company, or if such day is not a trading day, then on the immediately preceding trading date. However, no such withholding of stock shall occur unless the Company has been subject to the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") for at least one year immediately prior to the exercise of the Option, and the Company regularly releases its quarterly and annual summary statements of sales and earnings for publication. Proceeds of cash or property received by the Company from the sale of common stock pursuant to Options granted under this Agreement will be used for general corporate purposes.

        4. Alternative Payment Permitted. Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made by delivering to the Company shares of stock of the same class as the shares then subject to this Option, such shares to be credited toward such purchase price on the valuation basis set forth below, valued as of the day immediately preceding the date the notice of exercise is delivered to the Company, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company; if the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless within 10 business days after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form.

        Fair market value of the common stock for purposes of this Paragraph 4 shall be determined in accordance with the provisions of Paragraph 3.

        Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to this Paragraph unless the stock tendered as payment for the exercise price has been held by the Grantee for at least six months. The Company also has the discretion to refuse any methods of payment that would cause the Company to recognize a charge to its earnings.

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        5.      Restrictions on Exercise.  The following additional provisions shall apply to the exercise of this Option:

                (a) If Grantee, who is not then subject to a Disability (as defined below), voluntarily terminates employment with the Company, the exercisable but unexercised portion of this Option shall continue to be exercisable by the Grantee until the earlier of (i) the expiration date of such Option or (ii) three months after the date of termination of employment; provided, however, that if Grantee is terminated "for cause" (as defined below), Grantee's right to exercise the exercisable but unexercised portion of this Option shall terminate effective as of the time notice of termination is given by the Company to Grantee. In either event, the unexercisable options shall be forfeited as of the date of termination.

                (b) If a Grantee terminates employment with the Company as a result of a Disability (as defined below) ("Disabled Grantee"), any unexercised portion of this Option held by the Disabled Grantee shall be exercisable in full (including the portion of which, but for this provision, would not be exercisable) by the Disabled Grantee until the earlier of (i) the expiration date of such Option or (ii) the date one year after the date of termination of employment.

                (c) Following the death of the Grantee during such time as he or she shall be employed by the Company, the unexercised portion of this Option at the time of death shall be exercisable in full (including the portion which, but for this provision, would not be exercisable) by the person or persons entitled to do so under the will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Grantee until the earlier of (i) the expiration date of such Option or
        (ii) the date one year after the date of death.

                (d) For purposes of this Agreement, "for cause" shall include: (i) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of the interests of the Company; (ii) divulging confidential information regarding the Company;
        (iii) interference with the relationship between the Company and any major supplier or customer; or (iv) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute cause for termination.

                (e) The time of cessation of employment and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment, for the purpose of this Agreement, shall be determined by the Committee.

                (f) "Disability" for purposes of this Agreement shall be defined as follows:

                        (i) If Grantee becomes disabled while any unexercised Options issued pursuant to this Agreement are outstanding by reason of illness,


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                                accident or any other cause, the Company shall
                                have the right to appoint a physician or physicians to (A) examine Grantee at reasonable intervals from time to time in connection with such disability and (B) deliver to the Company:
                                (I) a certificate ("Initial Certificate") certifying whether or not such disability occurred and, if so, the date on which it commenced ("Onset Date"); and (II) if the condition or disability continues uninterrupted for a one (1) year period beginning on the Onset Date and ending on the one (1) year anniversary thereof, a certificate ("Final Certificate") certifying that fact. The Grantee shall cooperate fully with the physician(s) as set forth in either the Initial Certificate or the Final Certificate or both and the Grantee shall have the right to appoint another physician to examine the Grantee and determine the same matters. If the physicians appointed by the Company and by the Grantee do not agree, such physicians shall jointly appoint a third physician to examine the Grantee and determine the same matters. The determination of the third physician shall be binding on the Company and the Grantee; and

                        (ii) In determining whether the Grantee is disabled for purposes of the Initial Certificate, the standard to be applied by any physician appointed in accordance with this
                                Subparagraph shall be, at the Company's
                                election, either of the following: the Grantee will be deemed disabled if on the applicable Onset Date (A) he or she is unable to render to the Company services of substantially the kind and nature, and to substantially the extent, being rendered by him or her during the fiscal quarter next preceding such Onset Date, or (B) his or her medical condition satisfies such other standard of total disability as is to be applied under any policy of insurance, the proceeds of which would be payable to fund a claim or claims of disability with respect to the Grantee. If more than one such policy is in effect at the time of such physician's determination, the Company shall designate which policy standard shall apply. The standard used for purposes of the Initial Certificate shall also be used for purposes of the Final Certificate.

                (g) Grantee agrees that in the event that Grantee is employed by, receives compensation from or otherwise is associated with or has agreed in principle to be employed by or to receive compensation from or otherwise be associated as an officer, agent, director, employee, shareholder, consultant, or otherwise with a Competitor of the Company at any time prior to the expiration of the 12 month period following the date of termination of employment with the Company: (i) all unexercised Options shall be forfeited and (ii) any Option Proceeds shall be immediately due and payable by the Grantee to the Company. For purposes of this Paragraph, "Competitor" shall be any


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    entity or person which engages for any portion of its business in the direct marketing of personal computer products to residents of the United States including, but not limited to, sale by mail order. For purposes of this Paragraph, "Option Proceeds" shall mean (i) the difference between (A) the per share closing price of the Company's Common Stock as reported on the Nasdaq Stock Market or such other reported value of the Common Stock as shall be specified by the Committee at the date of exercise and (B) the per share exercise price of the option, multiplied by (ii) the number of shares acquired pursuant to any exercise of options issued under this Agreement which occurs after the date 12 months prior to the date of termination of employment with the Company. The remedy provided by this Paragraph shall be in addition to and not in lieu of any rights or remedies which Company may have against Grantee in respect of a breach by Grantee of any duty or obligation to the Company.

    6. Nontransferability. The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee's lifetime only by the Grantee or his guardian or legal representative. The designation of a beneficiary shall not constitute a transfer.

    7. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee to the end that the Grantee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or in exchange for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

          Subject to the provisions of Paragraph 8, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, this Option shall pertain and apply to the securities to which the Grantee would have been entitled if the Grantee actually owned the Shares subject to the Option immediately prior to the time any such transaction became effective; provided, however, that any unexercised Options may be canceled by the Company as of the effective date of any such transaction, by giving notice to the Grantee of its intention to do so and by permitting the exercise, during the thirty (30) day period preceding the effective date of such transaction, of all partly or wholly unexercised Options in full (without regard to installment exercise limitations).




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          In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have thirty (30) days prior written notice of such event, during which time he or she shall have a right to exercise his or her partly or wholly unexercised Options (without regard to installment exercise limitations).

          On the basis of information known to the Company, the Committee shall make all determinations under this Paragraph 7, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding.

          If any such adjustment provided for in this Paragraph 7 requires the approval of shareholders of the Company in order to enable the Company to adjust the Option, then no such adjustment shall be made without the required shareholder approval.

     8.   Special Acceleration in Certain Events.

          (a) Notwithstanding any other provisions of this Option, a special acceleration ("Special Acceleration") of these options shall occur with the effect set forth in Subparagraph (b) at any time when the shareholders of the Company approve one of the following
     ("Approved Transactions"):

               (i) Any consolidation, merger, plan of exchange, or transaction involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger; or

               (ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

          In addition, Special Acceleration shall occur in the event a "person" within the meaning of Section 13(d) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all shareholders of the Company voting as a single class, without the approval or consent of the Board of Directors.



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

           Notwithstanding the provisions of this Paragraph, no Option may be exercised or stock disposed of in connection with a Special Acceleration to the extent that such exercise or disposition would result in an excess parachute payment to Grantee (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), without the prior consent of the Company. The Company is authorized by Grantee to collect from Grantee any additional income or excise taxes which the Company may incur due to a violation of this provision.

           (b) Effect on Option. Except as provided below in this Subparagraph (b) upon a Special Acceleration pursuant to Subparagraph
      (a), this Option shall immediately become exercisable in full (including any portion of the Option, which, but for this provision, would not exercisable) during the 30-day period prior to an Approved transaction during which grantee shall have the right to exercise this Option, in whole or in part, and upon the expiration of such 30-day period all rights hereunder with respect to unexercised shares shall immediately terminate.

      9. Rights in Shares Before Issuance and Delivery. Grantee, or his or her executor, administrator or legatee if he or she be deceased, shall have no rights as a shareholder with respect to any stock covered by this Option until the date of issuance of the stock certificate to him or her for such stock after receipt of the consideration in full set forth herein or as may be approved by the Company. No adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions in which the record date is prior to the date for which the stock certificate is issued.

      10. Requirements of Law and of Stock Exchanges. Until such time as the shares to be issued pursuant to this Option are registered under applicable federal, state or foreign securities laws, Grantee represents and warrants that the shares of the common stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to the resale or other distribution thereof, and that Grantee will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares acquired hereunder. Grantee agrees that he will execute such further documents as may be reasonably required by the Company upon exercise of the Option or any part thereof, including but not limited to stock transfer restrictions. The certificate or certificates representing the shares of the common stock to be issued or delivered upon exercise of this Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein shall require the Company to issue any stock upon exercise of this Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Illinois securities laws, or any other applicable rule or regulation then in effect.


      11. Federal Income Tax Treatment. This Option is intended to be a non-statutory stock option for purposes of the Code. The provisions of this Agreement shall be interpreted in a manner consistent with the Code and with all valid regulations issued thereunder.


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


      12. No Right to Continued Employment. This Option shall not confer upon the Grantee any right with respect to continued employment by the Company nor shall it alter, modify, limit or interfere with any right or privilege of the Company under any employment contract, heretofore or hereinafter executed, with the Grantee, including the right to terminate the Grantee's employment at any time for or without cause.

      13. Indemnification of Board of Directors. In addition to such other rights of indemnification as they may have as Directors, the members of the Board of Directors and the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal thereof), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Option and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

      14. Notices. Any notice to be given to the Committee shall be addressed to the Committee in care of the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

      15. Miscellaneous. This Agreement constitutes the entire agreement and understanding between the Company and the Grantee and may not be changed, modified or amended by oral statements to the contrary, but only by written document signed by both parties hereto. The titles to each paragraph herein are for convenience only and are not to be used in the construction or interpretation of this document. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, successors and assigns. This Agreement shall be construed in accordance with the laws of the State of Illinois. The granting of this Option shall impose no obligation upon the Grantee to exercise such Option or right.


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     IN WITNESS THEREOF, the Company has granted this Option on the date of grant specified above.

ACCEPTED:                                       CDW COMPUTER CENTERS INC.,
                                                an Illinois corporation

Grantee: Harry J. Harczak, Jr.                  By: Michael P. Krasny
        --------------------------                 ----------------------------
         Harry J. Harczak, Jr.

Address:                                        Title:  Chairman and CEO
        --------------------------                    -------------------------

        --------------------------              Dated as of September 5, 1996

        --------------------------




Dated as of September 5, 1996




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


                    NOTATIONS AS TO PARTIAL EXERCISE


                     Number of         Balance of
Date of              Purchased         Shares on       Authorized    Notation
Exercise             Shares            Option          Signature     Date
--------             ---------         ----------      ----------    --------






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